Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

        This Executive Employment Agreement (the “Agreement”) dated as of April 15, 2002 (the “Effective Date”), by and between Express Scripts, Inc., a Delaware corporation (the “Company”), and Barbara Hill (“Executive”).

        WHEREAS, effective as of the date hereof, Executive is being employed by the Company as its President; and

        WHEREAS, the Company and Executive mutually desire to provide for the employment of Executive on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        As used herein, the following terms shall have the following meanings:

        1.1     “Annual Base Salary” means the base salary set forth in Section 3.1 hereof.

        1.2     “Annual Bonus” means Executive’s annual bonus granted pursuant to the Annual Bonus Plan, as described in Section 3.2 hereof.

        1.3     “Annual Bonus Plan” means the annual bonus program established for senior executives by the Board or the Committee, as amended from time to time.

        1.4     “Bonus Potential” means the maximum bonus amount Executive could receive pursuant to Section 3.2 hereof; provided, however, in no event shall Executive’s Bonus Potential for the year in which the Bonus Potential is being determined (a) be less than 82% of Executive’s Annual Base Salary (rounded up or down to the nearest $10,000, with $5,000 rounded up) as in effect on January 1 of such year, or in the case of 2002, the date hereof, or (b) take into account, or include in any way, any increase in Executive’s bonus amount due to the Company exceeding its base goals for such year (e.g., if Executive’s base Bonus Potential is stated at $450,000, but Executive is eligible to receive more than $450,000 if certain targets are exceeded, such as per Section 3.11 hereof, then Executive’s Bonus Potential for purposes of this definition is $450,000).

        1.5     “Cash Flow” means the cash flow from operations of the Company.

        1.8     “Cause” means:

               (a)    any act or acts by Executive, whether or not in connection with her employment by the Company, constituting a felony under applicable law;

               (b)    any act or acts of gross dishonesty or gross misconduct on Executive’s part which result, or are intended to result, directly or indirectly in gain or personal advantage or enrichment at the expense of the Company or its subsidiaries; or

               (c)    any violation by Executive of her obligations to the Company or its subsidiaries, which violation is demonstrably willful and deliberate on Executive’s part and which results in material damage to the business or reputation of the Company or its subsidiaries.

               Notwithstanding the foregoing, the employment of Executive shall in no event be deemed to have been terminated by the Company for “Cause” if termination of her employment by the Company took place: (i) as the result of bad judgment or negligence on the part of Executive other than gross negligence; (ii) because of an act or omission believed by Executive in good faith to have been in, or not opposed to, the interests of the Company and its subsidiaries; (iii) for any act or omission in respect of which a determination could properly be made that Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Certificate of Incorporation or bylaws of the Company or the laws of the state of incorporation of the Company, in each case as in effect at the time of such act or omission; (iv) as the result of an act or omission which occurred more than twelve (12) calendar months prior to Executive’s having been given Notice of Termination (as defined in Section 4.6 hereof) for such act or omission unless the commission of such act or omission could not at the time of such commission or omission have been known to the Chief Executive Officer of the Company, or to a member of the Board (other than Executive, if she is then a member of the Board), in which case more than twelve (12) calendar months from the date that the commission of such act or such omission was or could reasonably have been so known; or (v) as the result of a continuing course of action which commenced and was or could reasonably have been known to the Chief Executive Officer of the Company, or to a member of the Board (other than Executive) more than twelve (12) calendar months prior to Executive having been given Notice of Termination.

        1.9     “Change in Control” means a Change in Control as that term is defined in the Incentive Plan.

        1.10     “Change in Control Date” means the Change in Control Date as that term is defined in the Incentive Plan.

        1.11     “Change in Control Period” means the ninety (90) day period commencing on the Change in Control Date.

        1.12     “Change in Control Price” means the value, expressed in dollars, as of the date of receipt of the per share consideration received by the Company’s stockholders whose stock is acquired in a transaction constituting a Change in Control.

        1.13     “Code” means the Internal Revenue Code of 1986, as amended.

        1.14     “Committee” means the Compensation Committee of the Board.

        1.15     “Covered Payments” means the amounts described in Section 6.13(a) hereof.

        1.16     “Deferred Bonus” means the bonus described in Section 3.4 hereof; provided, however, for purposes of determining the total amount of the Deferred Bonus payable upon distribution from the Deferred Compensation Plan, the amount in Section 3.4 hereof will be adjusted to take into account any interest, earnings or other gains accrued thereon and any losses resulting from investment of the Deferred Bonus in the investment selections under the Deferred Compensation Plan.

        1.17     “Deferred Compensation Plan” means the Express Scripts, Inc. Executive Deferred Compensation Plan, as amended from time to time, or any successor plan.

        1.18     “Disability” has the meaning ascribed to such term in the Incentive Plan.

        1.19     “EBITDA” means earnings before interest, taxes, depreciation and amortization.

        1.20     “Effective Date” means the date specified in the recitals to this Agreement.

        1.21     “Employment Period” means the Initial Employment Period plus any additional Renewal

        1.22     “EPS” means the earnings per share of the Company.

        1.23     “Excise Tax” means the excise tax imposed by Section 4999 of the Code or any similar state or local tax that may be imposed.

        1.24     “General Release” means the General Release and Acknowledgment attached hereto as Exhibit A.

        1.25     “Good Reason” means the occurrence of any one or more of the following:

               (a)    Any material breach by the Company of any of the provisions of this Agreement or any other agreement between the Company and Executive or any material failure by the Company to carry out any of its obligations hereunder or thereunder, in any such case, after receipt of written notice of such breach or failure from Executive and the failure by the Company to cure such breach or failure within fifteen (15) business days after receipt of such notice;

               (b)     The Company’s requiring Executive to be based at any office or location more than 50 miles from her principal place of business, except for travel reasonably required in the performance of Executive’s responsibilities to the extent substantially consistent with Executive’s business travel obligations;

               (c)     The assignment to Executive of any duties inconsistent in any material adverse respect with her position, authority or responsibilities with the Company and its subsidiaries immediately prior to such assignment, or any other material adverse change in such position, including titles, authority, or responsibilities, as compared with Executive’s position immediately prior to such change; provided, however, notwithstanding the foregoing, (i) in the event a Change in Control shall occur which results in the Company becoming a subsidiary of another pharmacy benefit management company (“PBM”), (x) so long as Executive is offered a position as an officer of the parent PBM with duties and responsibilities which are not inconsistent in any material adverse respect with her duties and responsibilities immediately prior to such Change in Control, such change in position shall not constitute Good Reason, but (y) if Executive is not offered a position as an officer of the parent PBM as described in (x), a material adverse change in Executive’s position shall be deemed to have occurred; or (ii) in the event a Change in Control shall occur which results in the Company becoming a subsidiary of a non-PBM, failure to receive an offer to serve as an officer of the non-PBM parent shall not constitute Good Reason provided Executive’s duties subsequent to the Change in Control are not inconsistent in any material adverse respect with her duties immediately prior to the Change in Control.

               (d)     The failure by the Company to continue to provide Executive with substantially similar perquisites or benefits Executive enjoyed in the aggregate under the Company’s benefit programs (other than long-term incentive compensation programs), such as any of the Company’s pension, savings, vacation, life insurance, medical, health and accident, or disability plans in which he or she was participating at the time of any such discontinuation (or, alternatively, if such plans are amended, modified or discontinued, substantially similar equivalent benefits thereto in the aggregate), or the taking of any action by the Company which would directly or indirectly cause such benefits to be no longer substantially equivalent in the aggregate to the benefits in effect immediately prior to taking such action; provided, that any amendment, modification or discontinuation of any plans or benefits referred to in this subsection (d) hereof that generally affect substantially all domestic salaried employees of the Company shall not be deemed to constitute Good Reason.

        1.26     “Incentive Plan” means the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as amended from time to time.

        1.27     “Initial Employment Period” means the period of employment commencing on the Effective Date and continuing through April 14, 2005.

        1.28     “Noncompete Period” shall mean the time during which Executive is employed by the Company (whether or not pursuant to this Agreement), plus (a) one (1) year after termination of employment if Executive remains in the employ of the Company until expiration of the Employment Period, or (b) eighteen (18) months after termination of employment if Executive’s employment is terminated (either by Executive or the Company for any reason whatsoever) prior to expiration of the Employment Period.

         1.29     “Nondisclosure and Noncompetition Agreement” means the Nondisclosure and Noncompetition Agreement entered into by and between Executive and the Company dated as of April 15, 2002.

        1.30     “Option” means an option to purchase the number of shares of the Company’s common stock as set forth in Section 3.5(a) hereof.

        1.31     “Payment Cap” means the maximum amount described in Section 6.13(b) hereof.

        1.32     “Pro Rata Deferred Bonus” means a pro rata payment of the Deferred Bonus equal to the product of (i) the aggregate amount of the Deferred Bonus (or, if a portion of the Deferred Bonus has already become vested pursuant to Section 3.4(c) or 3.4(d)(i) prior to the Termination Date, the remaining unvested portion of the Deferred Bonus as of the Termination Date) multiplied by (ii) a fraction, the numerator of which is the number of days which have elapsed in the Initial Employment Period through the Termination Date and the denominator of which is the total number of days in the Initial Employment Period.

        1.33     “Renewal Period” has the meaning set forth in Section 2.2 hereof.

        1.34     “Restricted Stock” means shares of the Company’s common stock, $0.01 par value per share, which are issued pursuant to the Incentive Plan and subject to one or more restrictions prescribed by the Board or the Committee, in its discretion.

        1.35     “Retirement” means the voluntary termination of employment by Executive on or after attaining age 59 1/2 which does not occur during a Change in Control Period.

        1.36     “Retirement Account” means Executive's Retirement Account (as defined in the Deferred Compensation Plan.

        1.37     “Severance Benefit” means a severance benefit in an amount equal to (i) eighteen (18) months of Executive’s Annual Base Salary being paid to the Executive immediately prior to the Termination Date, plus (ii) an amount equal to the product of (x) Executive’s Bonus Potential for the year in which the Termination Date occurs (the “Termination Year”), multiplied by (y) the average percentage of the Bonus Potential earned by the Executive for the three (3) full years immediately preceding the Termination Year (or such shorter period if Executive was employed by the Company for less than three (3) full years and received, or was eligible to receive, a bonus during such period), which product shall be prorated for the portion of the Termination Year in which Executive was employed by the Company.

        1.38     “Tax Reimbursement Payment” means the payment described in Section 6.13(c) hereof.

        1.39     “Termination Date” means the effective date of termination of Executive’s employment as determined in accordance with Section 4.6 hereof.

ARTICLE II
TERM/POSITION

        2.1      Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, according to the terms and conditions set forth in this Agreement.

        2.2      Term. The term of Executive’s employment hereunder shall commence on the Effective Date and continue through April 14, 2005 (the “Initial Employment Period”). This Agreement may be extended by the Company and Executive beyond the Initial Employment Period for any additional period (any such additional period, a “Renewal Period”) upon the mutual written agreement of the Company and Executive. The Initial Employment Period and any Renewal Periods, if any, shall constitute the “Employment Period” for purposes of this Agreement. If there are no Renewal Periods, then the Employment Period shall have the same meaning as Initial Employment Period. Except as set forth in Section 6.1 hereof, upon termination of Executive’s employment with the Company in accordance with the terms hereof or upon termination of the Initial Employment Period or the Employment Period without extension thereof, this Agreement shall terminate and, except as provide in Section 6.1 hereof, no longer be of any force or effect.

        2.3      Position and Duties. Executive shall hold the position of President, and shall report to, and at all times be subject to the lawful direction of, the Chief Executive Officer of the Company. Additionally, Executive shall serve as a member of the executive staff and participate in the strategic decision-making of the Company from time to time. Executive shall devote her best efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business affairs of the Company. Executive shall perform her duties and responsibilities to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner. During the Employment Period, Executive shall not become an employee of any other person or entity other than the Company. Executive shall not be precluded from (a) serving on any corporate or governmental board of directors on which she currently serves as of the Effective Date or, if the Board consents to such service (which such consent shall not unreasonably be withheld), on any board of directors, (b) serving on the board of, or working for, any charitable, not-for-profit or community organization, (c) pursuing any other activity to which the Board consents or (d) pursuing her personal, financial and legal affairs, so long as such activities, individually or collectively, do not interfere with the performance of Executive’s duties hereunder.

ARTICLE III
COMPENSATION AND BENEFITS

        3.1      Annual Base Salary. During the Employment Period, Executive shall be paid a base salary (the “Annual Base Salary”) at the rate of Five Hundred Fifty Thousand and no/100 Dollars ($550,000) per year, which shall be payable in regular installments in accordance with the Company’s general payroll practices and shall be subject to deductions for customary withholdings, including, without limitation, federal, state and local withholding taxes, social security taxes, Medicare taxes and state disability insurance. Executive shall be eligible for periodic review by the Board for merit increases, provided that any such increase shall not serve to limit or reduce any other obligation to Executive under this Agreement. The term “Annual Base Salary” as used in this Agreement shall refer to the Annual Base Salary as increased, and Executive’s Annual Base Salary shall not be reduced after any such increase without Executive’s express written consent.

        3.2      Annual Incentive Compensation. Executive shall be eligible to participate in the Company’s Annual Bonus Plan established for senior executives by the Board or the Committee. The size of Executive’s bonus opportunity, which shall be no less than the Bonus Potential, and the terms of Executive’s participation in the Annual Bonus Plan, shall be determined based on the terms and conditions of the Annual Bonus Plan, subject to adjustment as described in Section 3.11 hereof. The Executive’s Bonus Potential for the year 2002 shall be equal to Four Hundred Fifty Thousand and no/100 Dollars ($450,000). Executive’s Annual Bonus shall be based upon Executive’s performance in relation to the financial and non-financial objectives to be established by the Board or the Committee, at its sole discretion, pursuant to the terms of the Annual Bonus Plan. Executive’s Annual Bonus shall be subject to deduction for customary withholdings, including, without limitation, federal, state and local withholding taxes, social security taxes, Medicare taxes and state disability insurance.

        3.3      Participation in Benefit and Incentive Plans. The payments provided in Article III hereof are in addition to benefits which Executive is entitled to receive pursuant to the terms of any pension plan or group hospitalization, health, dental care, disability insurance, death benefit, travel and/or accident insurance, or executive compensation plan or arrangement, including, without limitation, the Incentive Plan and the Deferred Compensation Plan.

        3.4     Deferred Bonus.

               (a)      In addition to any other bonus or deferred compensation benefit described in Article III hereof, or to which Executive is otherwise entitled pursuant to another plan or arrangement with the Company, as of the Effective Date, the Company agrees to credit Nine Hundred Thousand and no/100 Dollars ($900,000) (the “Deferred Bonus”) to Executive’s Retirement Account as deferred compensation under the Deferred Compensation Plan, subject to the following terms and conditions.

               (b)     Notwithstanding anything to the contrary in the Deferred Compensation Plan, in the event Executive’s employment with the Company is terminated prior to expiration of the Initial Employment Period, Executive shall forfeit all of the Deferred Bonus, without payment of consideration by the Company, except as otherwise provided in Section 3.4(c) hereof, Section 3.4(d) hereof or Article IV hereof. In the event a distribution is otherwise made from Executive’s Retirement Account pursuant to the rules set forth in the Deferred Compensation Plan prior to expiration of the Initial Employment Period, no portion of the Retirement Account traceable to the Deferred Bonus shall be eligible for distribution from the Retirement Account at such time, except as otherwise provided in Section 3.4(c) hereof, Section 3.4(d) hereof or Article IV hereof.

               (c)     Subject to Section 3.4(e) hereof, provided Executive remains in the employ of the Company until expiration of the Initial Employment Period, Executive shall be entitled to receive a distribution of the Deferred Bonus after expiration of the Employment Period at the time and in the manner provided under the Deferred Compensation Plan. In addition, subject to Section 3.4(e) hereof, provided Executive remains in the employ of the Company until April 14, 2003, Executive shall be entitled to receive a distribution of $150,000 of the Deferred Bonus after expiration of the Employment Period at the time and in the manner provided under the Deferred Compensation Plan. Furthermore, subject to Section 3.4(e) hereof, provided Executive remains in the employ of the Company until April 14, 2004, Executive shall be entitled to receive a distribution of an additional $150,000 of the Deferred Bonus (which, when added together with the amount specified in the preceding sentence shall be an aggregate of $300,000) after expiration of the Employment Period at the time and in the manner provided under the Deferred Compensation Plan.

               (d)     Subject to Section 3.4(e) hereof, Executive shall obtain a vested right to receive the Deferred Bonus upon a Change in Control as follows:

                        (i)        If the Change in Control occurs prior to expiration of the Initial Employment Period and Executive remains in the employ of the Company for ninety (90) days after the Change in Control Date (the “Change in Control Period”), Executive shall obtain a vested right to receive one-half of any unvested portion of the Deferred Bonus, with the remaining one-half of any such unvested portion otherwise eligible for vesting pursuant to the terms set forth in Sections 3.4(b), 3.4(c) and 3.4(d) hereof.

                        (ii)        If the Change in Control occurs prior to expiration of the Initial Employment Period and Executive is terminated by the Company other than for Cause or Disability, or Executive terminates for Good Reason, either during the ninety (90) day period immediately preceding the Change in Control Date (provided such Change in Control was public knowledge as of the Termination Date) or at any time after the occurrence of such Change in Control but prior to the expiration of the Initial Employment Period, Executive shall obtain a vested right to receive the entire Deferred Bonus.

                        (iii)        If the Initial Employment Period expires during the Change in Control Period (i.e., April 14, 2005 falls within the Change in Control Period), Executive shall obtain a vested right to receive the entire Deferred Bonus on such expiration date regardless of whether Executive remains in the employ of the Company after such date pursuant to the terms of this Agreement or otherwise.

               Any portion of the Deferred Bonus to which Executive becomes entitled to receive pursuant to this Section 3.4(d) shall be payable at the time and in the manner provided under the Deferred Compensation Plan.

               (e)     As a condition to entitlement to the Deferred Bonus pursuant to Section 3.4(c) or 3.4(d) hereof, Executive shall be required to honor, in accordance with their terms, the provisions of Sections 5.1, 5.2 and 5.3 hereof (and the terms and provisions of the Nondisclosure and Noncompetition Agreement). In the event Executive fails to honor any such provision, payments of the Deferred Bonus, and any accrued interest, earnings or other gains thereon, to which Executive may otherwise have been entitled pursuant to Section 3.4(c) or 3.4(d) hereof shall immediately cease and Executive shall immediately forfeit all right, title and interest in and to any remaining Deferred Bonus and Executive shall promptly pay to the Company any and all Deferred Bonus amounts which have already been paid, allocated or provided by the Company to Executive.

        3.5     Stock Options.

               (a)     Executive will receive an option to purchase One Hundred Twenty Thousand (120,000) shares of the Company’s common stock (the “Option”), subject to the terms and conditions of this Agreement, the applicable option agreement and the Incentive Plan. The Option shall vest ratably as follows: 1/3 on April 14, 2003, 1/3 on April 14, 2004 and 1/3 on April 14, provided Executive is still employed by the Company on such dates and subject to such other vesting terms as may be provided in the Incentive Plan and the applicable option agreement.

               (b)     Notwithstanding the standard provisions in the Incentive Plan, Executive shall be entitled to exercise any portion of the Option (plus any portion of any additional options to purchase shares of the Company’s common stock granted after the Effective Date) which has become vested and exercisable as of the Termination Date until: (i) the expiration of the relevant option term (as set forth in the applicable option agreement) if termination is on account of Retirement, (ii) twelve (12) months after the expiration of the Employment Period if Executive is terminated on account of expiration of the Employment Period and such expiration results solely from the Company’s refusal to extend the Employment Period, or (iii) if neither (i) nor (ii) is applicable, as otherwise prescribed in the Incentive Plan.

        3.6     Restricted Stock.

               (a)     Executive will receive Twenty Thousand (20,000) shares of Restricted Stock, subject to the terms and conditions of this Agreement, the applicable restricted stock agreement and the Incentive Plan.

               (b)     Notwithstanding the standard provisions in the Incentive Plan, the Restricted Stock awarded pursuant to Section 3.6(a) hereof shall vest or be forfeited in accordance with the following:

                         (i)     If Executive remains in the employ of the Company until expiration of the Initial Employment Period, Executive shall become fully vested in the Restricted Stock subject to this Agreement. Unless either Section 3.6(b)(ii) or 3.6(b)(iii) shall apply, if Executive’s employment is terminated prior to expiration of the Initial Employment Period, all shares of Restricted Stock awarded pursuant to Section 3.6(a) hereof shall be forfeited without payment of consideration by the Company.

                        (ii)     To the extent the Restricted Stock awarded pursuant to Section 3.6(a) hereof does not otherwise vest pursuant to Section 3.6(b)(iii), if, prior to expiration of the Initial Employment Period, either Executive terminates employment on account of Retirement, death, Disability or for Good Reason, or Executive is terminated by the Company on account of Disability or other than for Cause, Executive shall become vested in a pro rata portion of the unvested Restricted Stock awarded pursuant to Section 3.6(a) hereof equal to the product of (a) the number of shares of Restricted Stock set forth in Section 3.6(a) hereof which have not vested, multiplied by (b) a fraction, the numerator of which is the number of days which have elapsed in the Initial Employment Period through the Termination Date and the denominator of which is the total number of days in the Initial Employment Period. Shares of Restricted Stock awarded pursuant to Section 3.6(a) hereof in excess of the pro-rated amount which have not otherwise vested pursuant to Section 3.6(b)(iii) hereof shall be forfeited without payment of consideration by the Company.

                        (iii)     Notwithstanding the standard provisions in the Incentive Plan, upon the occurrence of a Change in Control during the Initial Employment Period while Executive is employed by the Company, the Restricted Stock awarded pursuant to Section 3.6(a) hereof shall become vested as follows:

                                 (A)     If Executive remains in the employ of the Company until expiration of the Change in Control Period, Executive shall obtain a vested right to receive 50% of the Restricted Stock subject to this Agreement upon expiration of the Change in Control Period, with the remaining 50% eligible for vesting in accordance with Sections 3.6(b)(i), 3.6(b)(ii) and 3.6(b)(iii).

                                 (B)     If Executive is terminated by the Company other than for Cause or Disability, or Executive terminates employment for Good Reason, after the occurrence of a Change in Control (or during the ninety (90) day period immediately preceding the Change in Control Date and such Change in Control was public knowledge as of the Termination Date), Executive shall become fully vested in the Restricted Stock awarded pursuant to Section 3.6(a) hereof.

                                 (C)     If the Initial Employment Period expires during the Change in Control Period (i.e., April 14, 2005 falls within the Change in Control Period), Executive shall become fully vested in the Restricted Stock awarded pursuant to Section 3.6(a) hereof on such expiration date regardless of whether Executive remains in the employ of the Company after such date pursuant to this Agreement or otherwise. Upon the occurrence of a Change in Control during the Initial Employment Period after which there will be no generally recognized U.S. public market for the Company’s Common Stock or any common stock for which the Company’s Common Stock is exchanged, on the Change in Control Date the Company shall repurchase, and Executive shall sell, any Restricted Stock subject to this Agreement at a per share price equal to the Change in Control Price, with such amount being held in escrow (with interest accruing thereon at a rate of 9% per annum). The amount held in escrow (including interest accrued thereon) shall be paid to Executive only if, and when, Executive otherwise becomes vested in the Restricted Stock subject to this Agreement pursuant to this Section 3.6(b)(iii) hereof.

        3.7      Expenses. During the Employment Period, Executive shall be reimbursed for all reasonable expenses incurred by her in performing her duties hereunder provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. In addition, the Company agrees to reimburse Executive for the reasonable costs and expenses incurred by Executive in moving her belongings to the St. Louis, Missouri area, provided that Executive must obtain the Company’s prior written approval to any such costs and expenses that would exceed $50,000. Except for the amount of such expenses, such expenses shall be reimbursed in compliance with the Company’s current relocation policy. Furthermore, the Company agrees to reimburse Executive for Executive’s reasonable temporary housing costs and expenses for a period equal to the shorter of the period commencing on the date hereof and ending on (i) the date Executive has obtained permanent housing in the St. Louis, Missouri area or (ii) the date which is six (6) months after the date hereof.

        3.8      Perquisites. During the Employment Period, Executive shall be entitled to receive such perquisites and fringe benefits to which similarly situated executives of the Company are entitled to receive and such other perquisites which are suitable to the character of Executive’s position with the Company and adequate for the performance of Executive’s duties hereunder.

        3.9      Potential Additional Financial Benefits for the Achievement of Certain Strategic Plan Goals. For each of calendar years 2002 and 2003, if the Company achieves its EPS goal as approved by the Board, and also achieves either (i) its “stretch” goal for EBITDA, or (ii) its “stretch” goal for Cash Flow, as determined by the Board for a particular year, then Executive shall be eligible to receive for such year an Annual Bonus payment of up to 200% of Executive’s Bonus Potential for the given year, subject to the terms and provisions of Section 3.2 hereof. The EPS, EBITDA and Cash Flow goals shall be determined by the Board in conjunction with the Company’s Chief Executive Officer prior to the year to which the goal pertains. Achievement of the various goals will also be determined by the Board in conjunction with the Company’s Chief Executive Officer, in their sole discretion, and the expenses associated with the additional bonus payment, if any, shall be taken into consideration in determining whether the goals are achieved. After calendar year 2003, Executive shall be eligible to receive an Annual Bonus Payment in excess of Executive’s Bonus Potential if, and to the extent, an applicable enhanced bonus program has been approved by the Board; provided, however, that Executive shall be eligible to participate in such an enhanced bonus program to the same extent as the Company’s other similarly situated senior executive officers.

ARTICLE IV
TERMINATION OF EMPLOYMENT

        4.1      Termination by the Company for Cause; Termination by Executive Other Than for Good Reason or Retirement. If Executive’s employment under this Agreement is terminated by the Company for Cause or by Executive other than for Good Reason or Retirement, the Company’s liability for the Annual Base Salary, Annual Bonus, Deferred Bonus and perquisites described herein shall cease as of the Termination Date; provided, the Company shall pay Executive no later than the next payroll cycle all previously earned and accrued, but unpaid, Annual Base Salary. Additionally, all other benefits to which Executive is entitled pursuant to the benefit and incentive plans and arrangements described in Section 3.3 hereof, and the Option and Restricted Stock set forth in Sections 3.5 and 3.6 hereof, shall terminate and be payable in accordance with such provisions and the provisions of the applicable plans and arrangements.

        4.2      Termination by the Company Other Than for Cause or Disability; Termination by Executive for Good Reason.

               (a)      If the employment of Executive is terminated by the Company prior to the end of the Employment Period other than for Cause or Disability, or Executive terminates her employment prior to the end of the Employment Period for Good Reason, Executive shall not be entitled to any further Annual Salary (except for that which has been earned and accrued, but is unpaid, as of the Termination Date), Annual Bonus, Deferred Bonus or perquisites described herein for that year or any future year, except that Executive shall be entitled to a Severance Benefit and Pro Rata Deferred Bonus pursuant to the terms and conditions set forth below, and the Company will pay Executive’s cost of continuing medical insurance for eighteen (18) months. Additionally, all other benefits to which Executive is entitled pursuant to the benefit and incentive plans and arrangements described in Section 3.3 hereof, and the Option and Restricted Stock set forth in Sections 3.5 and 3.6 hereof, shall terminate and be payable in accordance with such provisions and the applicable plans and arrangements.

               (b)     The Company shall pay the Severance Benefit, without interest thereon, in eighteen (18) substantially equal monthly installments, payable on the first day of each month, with the first installment payable in the first full month commencing fifteen (15) days after the Termination Date. If the termination of employment occurs during the Initial Employment Period, Executive shall be entitled to receive a Pro Rata Deferred Bonus, payable at the time and manner provided under the Deferred Compensation Plan; provided, however, Executive shall be entitled to receive the Pro Rata Deferred Bonus only if she is not otherwise entitled to receive the entire Deferred Bonus pursuant to Section 3.4(d) hereof as of the Termination Date. Payment of the Severance Benefit and Pro Rata Deferred Bonus is subject to deductions for customary withholdings, including, without limitation, federal, state and local withholding taxes, social security taxes, Medicare taxes and state disability insurance. Executive shall not be under any duty to mitigate damages in order to be eligible to receive the Severance Benefit or Pro Rata Deferred Bonus.

               (c)     Notwithstanding the foregoing, Executive agrees that payment of the Severance Benefit and Pro Rata Deferred Bonus are contingent upon the following:

                        (i)        In the event of breach by Executive of Section 5.1, 5.2 or 5.3 hereof (or any breach of any agreements in the General Release or in the Nondisclosure and Noncompetition Agreement), Executive shall pay to the Company all amounts previously paid, allocated, accrued or provided by the Company to Executive pursuant to Section 4.2 hereof and the Company shall be entitled to discontinue the future payment, allocation, accrual or provision of any amounts or benefits under this Section 4.2 hereof.

                        (ii)        No later than thirty (30) days after the Termination Date, Executive must execute and deliver the General Release attached hereto as Exhibit A.

               4.3     Termination upon Death. In the event of Executive’s death during the Employment Period, Executive’s employment will cease immediately and the obligation to pay the Annual Base Salary, Annual Bonus, Deferred Bonus and perquisites described herein shall cease as of the date of death provided that, as soon as reasonably practicable thereafter, the Company shall pay Executive’s estate all earned and accrued, but unpaid, Annual Base Salary. Additionally, subject to the terms set forth in Section 4.2(b) hereof, a Pro Rata Deferred Bonus shall be paid provided Executive’s death occurred prior to the expiration of the Initial Employment Period. All other benefits to which Executive is entitled pursuant to the benefit and incentive plans and arrangements described in Section 3.3 hereof, and the Option and Restricted Stock set forth in Sections 3.5 and 3.6 hereof, shall terminate and be payable in accordance with such provisions and the applicable plans and arrangements.

               4.4     Termination for Disability. The Company or Executive may terminate Executive’s employment on account of Disability. As of the Termination Date, Executive’s duties under this Agreement shall cease and Executive shall forfeit all her rights to receive any Annual Base Salary, Annual Bonus, Deferred Bonus, except that Executive shall be entitled to receive at such time all previously earned and accrued, but unpaid, Annual Base Salary, and a Pro Rata Deferred Bonus shall be paid provided (a) such Disability occurs prior to the expiration of the Initial Employment Period and (b) Executive’s right to receive and retain such Pro Rata Deferred Bonus is subject to, and conditioned upon, the terms and conditions set forth in Sections 4.2(b) and 4.2(c) hereof. Additionally, all other benefits to which Executive is entitled pursuant to the benefit and incentive plans and arrangements described in Section 3.3 hereof, and the Option and Restricted Stock set forth in Sections 3.5 and 3.6 hereof, shall terminate and be payable in accordance with such provisions and the applicable plans and arrangements.

               4.5     Termination by Executive on Account of Retirement. If Executive terminates employment prior to expiration of the Employment Period on account of Retirement, Executive shall not be entitled to any further Annual Salary (except for that which has been earned and accrued, but is unpaid, as of the Termination Date), Annual Bonus, Deferred Bonus or perquisites described herein for that year or any future year, except that Executive shall be entitled to a Pro Rata Deferred Bonus if Retirement occurs during the Initial Employment Period, subject to the terms and conditions set forth in Section 4.2(c) hereof. Additionally, all other benefits to which Executive is entitled pursuant to the benefit and incentive plans and arrangements described in Section 3.3 hereof, and the Option and Restricted Stock set forth in Sections 3.5 and 3.6 hereof, shall terminate and be payable in accordance with such provisions and the applicable plans and arrangements.

               4.6     Notice of Termination. For purposes of this Agreement, any termination of Executive’s employment by the Company as contemplated by Section 4.1 or 4.4 hereof, or by Executive as contemplated by Section 4.2 or 4.4 hereof, shall be communicated by written “Notice of Termination” to the other party hereto. Any “Notice of Termination” shall set forth (a) the effective date of termination (for purposes of determining Executive’s entitlement to benefits hereunder), which shall not be less than fifteen (15) days after the date the Notice of Termination is delivered (the “Termination Date”); (b) the specific provision in this Agreement relied upon; and (c) in reasonable detail the facts and circumstances claimed to provide a basis for such termination. Notwithstanding the foregoing, if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a good faith dispute exists concerning the termination, the “Termination Date” for purposes of determining the Executive’s entitlement to benefits under this Agreement shall be the date on which the dispute is finally determined by an independent arbitrator selected by the American Arbitration Association. If the Company terminates Executive pursuant to Section 4.2 hereof, the “Termination Date” shall be the date upon which the Company notifies Executive of such termination. If Executive terminates employment pursuant to Section 4.1, 4.3 or 4.5 hereof, the “Termination Date” shall be Executive’s last full day of work prior to such termination.

ARTICLE V
RESTRICTIVE COVENANTS

               5.1     Non-Solicitation. Executive agrees that, for a period of two (2) years following the cessation of Executive’s employment with the Company (whether or not pursuant to this Agreement), Executive shall not, directly or indirectly, (a) solicit, divert or take any client, customer or supplier from the Company; (b) employ, hire, or engage any person who is or was an employee of the Company at the time of such termination or during any part of the twelve (12) months preceding said termination; (c) induce any person employed by the Company to leave the employ of the Company; or (d) solicit the employment of any such person on Executive’s own behalf or on behalf of any other business enterprise.

               5.2     Non-Competition. Executive acknowledges that in the course of her employment with the Company, she will become familiar with the Company’s trade secrets and with other Confidential Information (as defined below) and that her services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that during the Noncompete Period, Executive will not, directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, shareholder (except stock interests of less than five percent (5%)) or otherwise, any business, individual, partnership, firm or corporation, which, directly is, or will be, engaged wholly or primarily in the business of manufacturing, purchasing, selling or supplying in the United States any product or service manufactured, purchased, sold, supplied or provided by the Company, and which is or will be directly in competition with the business of the Company in the United States.

               5.3     Non-Disclosure of Information and Non-Disparagement. Executive acknowledges that the identity of the clients and customers of the Company, the prices, terms and conditions at, or upon which, the Company sells its products or provides its services and other confidential information relating to the business, financial and other affairs of the Company (including, without limitation, any idea, product, creative or conceptual business or marketing plan, strategy or other material developed for the Company by Executive) (hereinafter collectively referred to as “Confidential Information”) are valuable, special unique assets of the Company and that such Confidential Information, if disclosed to others, may result in loss of business or other irreparable and consequential damage to the Company. Executive shall hold in fiduciary capacity, for the benefit of the Company, all Confidential Information and shall not, without the express prior written consent of the Company, at any time during the Employment Period or thereafter, disclose or divulge any such information, knowledge or data to any person, firm, corporation, association or other entity, for any reason whatsoever. Notwithstanding the foregoing, the term “Confidential Information” shall not include information generally known to the public or the trade, information available in trade or other publications, nor information, the release of which is deemed by the Board to be in the best interest of the Company. The Company agrees that it will not disparage Executive in any way and Executive also agrees that Executive will not disparage the Company, its parent companies, its subsidiaries, or its or their current or former officers, directors, and employees in any way; further, neither Executive nor the Company will make or solicit any comments, statements, or the like to the media or to others that may be considered derogatory or detrimental to the good name or business reputation of any of the aforementioned entities or individuals.

               5.4     Acknowledgment of Reasonable Covenants. Executive acknowledges that the restrictions and covenants contained herein are reasonable and enforceable because, among other things, (a) Executive will be receiving compensation under this Agreement or otherwise, (b) there are many other areas in which, and companies for which, Executive could work in view of Executive’s background, (c) the restrictions and covenants set forth herein do not impose any undue hardship on Executive, (d) the Company would not have entered into this Agreement but for the restrictions and covenants of Executive contained herein, and (e) the restrictions and covenants contained herein have been made in order to induce the Company to enter into this Agreement.

               5.5     Modification of Non-Competition Covenant. If, at the time of enforcement of the non-competition covenant set forth in Section 5.2 hereof, a court or arbiter shall hold that the duration, scope or area restrictions of such covenant are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

ARTICLE VI
MISCELLANEOUS

               6.1     Survival. Sections 3.4, 3.5, 3.6, 4.1 through 4.6 inclusive, 5.1 through 5.5 inclusive and 6.1 through 6.13 inclusive shall survive and continue in full force in accordance with their terms notwithstanding any termination of Executive’s employment hereunder or termination of the Initial Employment Period or the Employment Period.

               6.2     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications shall be sent to the address indicated below:

To the Company:

Express Scripts, Inc. 13900 Riverport Drive Maryland Heights, MO 63403 Attention: Chief Executive Officer

To Executive:

Barbara Hill 24 Mohawk Drive Hartford, CT 06117

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

               6.3     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               6.4     Complete Agreement. This Agreement constitutes the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by and between the parties, written or oral; provided, however, this Agreement shall not supersede or modify the terms of the Nondisclosure and Noncompetition Agreement, but the Nondisclosure and Noncompetition Agreement shall only apply and be enforced if (a) one or more of the restrictive covenants set forth in Article V hereof is deemed unenforceable by a court of competent jurisdiction, or (b) this Agreement expires pursuant to its terms and Executive remains in the employ of the Company without entering into an additional employment agreement. The provisions of Article III amend the terms and provisions of the Deferred Compensation Plan and the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as the same may have been amended prior to the date hereof, with respect to awards covered by this Agreement and made to Executive hereunder.

               6.5     Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

               6.6     Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of and be enforceable by the Company, and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement, including the obligations and benefits hereunder, may not be assigned to any party by Executive.

               6.7     No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied to this Agreement.

               6.8     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               6.9     Governing Law. To the extent not otherwise preempted by federal law, the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

               6.10     Remedies. Each of the parties to this Agreement shall be entitled to enforce her or its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in her or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, including, without limitation, Sections 5.1, 5.2 and 5.3 hereof, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Further, Executive acknowledges that the forfeiture provision pertaining to the Deferred Bonus set forth in Section 3.4 hereof and the forfeiture provision set forth in Section 4.2 hereof shall not be construed to limit or otherwise affect the Company’s right to seek legal or equitable remedies it may otherwise have, or the amount damages for which it may seek recovery, resulting from breach of this Agreement.

               6.11     Unfunded Arrangement. If, and when, the Deferred Bonus or the Pro Rata Deferred Bonus is paid to Executive pursuant to the terms hereof, such payment shall be made from the general, unrestricted assets of the Company. Executive shall have no interest whatsoever in any assets of the Company, by virtue of entitlement to either a Deferred Bonus or Pro Rata Deferred Bonus, greater than that of any unsecured general creditor of the Company. Accordingly, the obligations of the Company to pay either a Deferred Bonus or a Pro Rata Deferred Bonus shall only constitute an unfunded, unsecured promise to pay such amount in the future.

               6.12     Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Employee.

               6.13     Tax Indemnification.

                        (a)        Notwithstanding anything to the contrary herein (or any other agreement entered into by and between Executive and the Company or any incentive arrangement or plan offered by the Company), in the event that any amount or benefit paid or distributed to Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to Executive by the Company or any of its subsidiaries (collectively, the “Covered Payments”), would constitute an “excess parachute payment” as defined in Section 280G of the Code, and would thereby subject Executive to an Excise Tax, the provisions of this Section 6.13 shall apply.

                        (b)        If the aggregate present value (as determined for purposes of Section 280G of the Code) of the Covered Payments exceeds, by less than 125%, the amount which can be paid to Executive without Executive incurring an Excise Tax, then the amounts payable to Executive under this Agreement (or any other agreement by and between Executive and the Company or pursuant to any incentive arrangement or plan offered by the Company) may, in the discretion of the Company, be reduced (but not below zero) to the maximum amount which may be paid hereunder without Executive becoming subject to the Excise Tax (such reduced payments to be referred to as the “Payment Cap”). In the event Executive receives reduced payments and benefits as a result of application of this Section 6.13, Executive shall have the right to designate which of the payments and benefits otherwise set forth herein (or any other agreement between Executive and the Company or any incentive arrangement or plan offered by the Company) will be received in connection with the application of the Payment Cap.

                        (c)        If the aggregate present value of all Covered Payments exceeds, by 125% or more, the amount which can be paid to Executive without Executive incurring an Excise Tax, Executive shall be entitled to receive an additional amount (the “Tax Reimbursement Payment”) such that the net amount retained by Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 6.13, but before deduction for any federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

                        (d)        Immediately upon a Change in Control, the Company shall notify Executive of any modification or reduction as a result of the application of this Section 6.13. In the event Executive and the Company disagree as to the application of this Section 6.13, the Company shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the Change in Control that resulted in the characterization of the Covered Payments as parachute payments) by the Company, and such law firm or accounting firm shall determine, at the Company’s expense, the amount to which Executive shall be entitled hereunder (and pursuant to any other agreements, incentive arrangements or plans), taking into consideration the application of this Section 6.13, and such determination shall be final and binding upon Executive and the Company.

               6.14     Certain Agreements. Executive represents and warrants to the Company that she is not a party to or bound by any non-competition or other agreement, provision, understanding or commitment with any third party that would prevent or restrict her ability to discharge her duties and responsibilities with the Company. Further, Executive acknowledges that the Company is interested in hiring her because of her general knowledge, skill, experience and expertise, and Executive covenants and agrees that under no circumstances will she use or disclose any confidential or trade secret information of any previous employer in connection with discharging her duties and responsibilities with the Company.

_________________

        IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first above written.

EXPRESS SCRIPTS, INC.
By: /s/ Barrett Toan
Name: Barrett Toan
Title: Chief Executive Officer
EXECUTIVE
/s/ Barbara Hill
Name: Barbara Hill

EXHIBIT A

GENERAL RELEASE AND ACKNOWLEDGMENT

        THIS GENERAL RELEASE AND ACKNOWLEDGMENT (the “General Release”) is made this ___ day of ________, ___________, by Barbara Hill (the “Executive”) in favor of Express Scripts, Inc. (the “Company”) pursuant to Section 4.2(c)(ii) of the Executive’s Employment Agreement dated April 15, 2002 (the “Agreement”). Unless otherwise defined herein, capitalized terms appearing herein shall have the meanings given to them in the Agreement.

        1.     General Release of Claims. The Executive, for and on behalf of the Executive and the Executive’s heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, hereby agrees to, and does, release and forever discharge the Company, and its agents, officers, employees, successors and assigns, from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, arising out of or relating to any matter whatsoever, including, without limitation, the Executive’s termination from employment with the Company, matters arising from the offer and acceptance of the Agreement, matters relating to employment references or lack thereof from the Company, and those claims described in paragraph 3 hereof.

        2.     Agreement Not to File Suit. Except as otherwise expressly permitted in paragraph 3 hereof, the Executive, for and on behalf of the Executive and the Executive’s beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, agrees that he or she will not file or otherwise submit any charge, claim, complaint, or action to any agency, court, organization, or judicial forum (nor will the Executive permit any person, group of persons, or organization to take such action on the Executive’s behalf) against the Company arising out of any actions or non-actions on the part of the Company prior to or as of the date hereof arising out of or relating to any matter whatsoever. The Executive further agrees that in the event that any person or entity should bring such a charge, claim, complaint, or action on the Executive’s behalf, the Executive hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort (but will not be obliged to incur any expense) to have such claim dismissed.

        3.     Claims Covered. The charges, claims, complaints, matters, demands, damages, and causes of action referenced in paragraphs 1 and 2 above include, but are not limited to:

               (a)     any breach of an actual or implied contract of employment between the Executive and the Company;

               (b)     any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, retaliation for whistleblowing, or intentional infliction of emotional distress);

               (c)     any claim of defamation or other common-law action;

               (d)     any claims of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C.ss.621 et seq. (only with respect to claims regarding acts of discrimination arising prior to the execution of this General Release), the Americans with Disabilities Act of 1990, 42 U.S.C.ss.12101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C.ss.201 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C.ss.701 et seq., the Missouri Human Rights Act,ss.213.000 R.S.Mo. et seq., or any other relevant federal, state, or local statutes or ordinances; provided, however, that for purposes of the Age Discrimination in Employment Act only, this General Release does not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the Age Discrimination in Employment Act, nor does this General Release prohibit the Executive from filing a charge or complaint under the Age Discrimination in Employment Act with the EEOC or participating in any investigation or proceeding conducted by the EEOC;

               (e)     any claims for salary, bonus pay, vacation pay, severance pay or welfare benefits, other than those payments and benefits specifically provided in the Agreement; and

               (f)      any other matter whatsoever, whether related or unrelated to employment matters.

        4.     Claims Excluded. Notwithstanding anything else herein to the contrary, this General Release shall not:

               (a)     apply to the obligations of the Company described in Sections 3.5, 3.6 and Article IV of the Agreement; or

               (b)     affect, alter or extinguish any vested rights that the Executive may have with respect to any benefits, rights or entitlements under the terms of any employee benefit programs of the Company to which the Executive is or will be entitled by virtue of her employment with the Company or any of its subsidiaries, and nothing in this General Release will prohibit or be deemed to restrict the Executive from enforcing her rights to any such benefits, rights or entitlements; or

               (c)     limit the Executive’s right to indemnification to the extent provided in the Company’s Certificate of Incorporation and/or bylaws.

        5.     Acknowledgments. By signing this General Release, the Executive hereby represents, certifies and acknowledges that the Executive:

               (a)     has received a copy of the Agreement and this General Release for review and study before executing the Agreement;

               (b)     has read the Agreement and this General Release carefully before signing this General Release;

               (c)     has had sufficient opportunity before signing this General Release to ask any questions the Executive has about the Agreement or this General Release and has received satisfactory answers to all such questions;

               (d)     understands the Executive’s rights and obligations under the Agreement and this General Release;

               (e)     understands that the Agreement and this General Release are legal documents, and that by signing this General Release the Executive is giving up certain legal rights including but not limited to rights under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq. and the other matters covered in paragraph 3 hereof;

               (f)     understands and agrees that the execution of this General Release is a condition precedent, and material inducement to the Company’s provision of payments made to Executive pursuant to Section 4.2 or 4.5 of the Agreement and such payments, subject to the conditions stated therein, constitute sufficient additional consideration in exchange for the Executive’s promises and obligations contained herein;

               (g)     knowingly and voluntarily agreed to accept the payments described in Section 4.2 or 4.5 of the Agreement, subject to the conditions stated therein, as a full and final compromise, adjustment and settlement of all potential claims herein described;

               (h)     has been given at least twenty-one (21) days to consider this General Release and that he or she has been advised to consult with an attorney about its terms, and if the Executive has executed this General Release prior to the expiration of the twenty-one (21) day period, that he or she was afforded the opportunity to consider this General Release for twenty-one (21) days before executing it and that the Executive’s execution of this General Release prior to the expiration of such twenty-one (21) day period was her free and voluntary act; and

               (i)     understands that he or she may revoke this General Release within seven (7) days after he or she signs it and that if the Executive does not revoke this General Release within that time, this General Release becomes effective and enforceable by both parties immediately after the expiration of such seven-day period. The Executive also understands that any revocation must be in writing and must be received by the Company no later than the close of business on the seventh day after her execution of this General Release. The Executive acknowledges that the Company has given the Executive enough time to consult with her family and other advisers and to consider whether he or she should agree to the terms of this General Release.

        6.     Governing Law. The validity, interpretation, construction and performance of this General Release shall be governed by the laws of the State of Missouri, without regard to principles of conflicts of laws.

        7.     Severability. If any provision of this General Release or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of this General Release shall not be affected thereby, and each provision of this General Release shall be valid and enforceable to the fullest extent permitted by law.

        8.     Binding Effect. Executive acknowledges that the terms and provisions of this General Release shall be binding upon the Executive’s heirs, executors, administrators, personal representatives, successors and assigns, and that the terms and provisions of this General Release shall inure to the benefit of the Company’s affiliates, successors, assigns, officers, directors, agents, attorneys and employees.

_________________

THIS GENERAL RELEASE HAS IMPORTANT LEGAL CONSEQUENCES, INCLUDING THE EXECUTIVE’S WAIVER TO PURSUE CERTAIN LEGAL CLAIMS. THE EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS GENERAL RELEASE.

        IN WITNESS WHEREOF, the undersigned has caused this General Release to be executed and delivered as of the day and year first above set forth.

EXECUTIVE